Ex-Filing Fees

CALCULATION OF FILING FEE TABLES

S-1

Alopexx, Inc.

Table 1: Newly Registered and Carry Forward Securities

Line Item Type	Security Type	Security Class Title	Notes	Fee Calculation Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee

Newly Registered Securities
Fees to be Paid	Equity	Shares of common stock, par value $0.0001 per share (the "Common Stock")	(1)	457(o)	3,450,000	$11.00	$37,950,000.00	0.0001381	$5,240.90
Fees to be Paid	Equity	Representative's warrants (the "Representative's Warrants") to purchase shares of Common Stock	(2)	Other			0.00	0.0001381	0.00
Fees to be Paid	Equity	Shares of Common Stock issuable upon exercise of the Representative's Warrants	(3)	457(o)	172,500	$13.75	$2,371,875.00	0.0001381	$327.56

Total Offering Amounts:							$40,321,875.00		5,568.46
Total Fees Previously Paid:									0.00
Total Fee Offsets:									1,928.67
Net Fee Due:									$3,639.79

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Offering Note(s)

(1)	Pursuant to Rule 416 under the Securities Act of 1933, as amended (the “Securities Act”), the registrant is also registering an indeterminate number of additional shares of Common Stock that may become issuable as a result of any stock dividend, stock split, recapitalization or other similar transaction, and the shares of Common Stock set forth in this table shall be adjusted to include such shares, as applicable.

Includes up to an additional 15% of shares of Common Stock, to cover over-allotments, if any.
(2)	Pursuant to Rule 416 under the Securities Act of 1933, as amended (the “Securities Act”), the registrant is also registering an indeterminate number of additional shares of Common Stock that may become issuable as a result of any stock dividend, stock split, recapitalization or other similar transaction, and the shares of Common Stock set forth in this table shall be adjusted to include such shares, as applicable.

No separate fee is required pursuant to Rule 457(g) under the Securities Act.
(3)	Pursuant to Rule 416 under the Securities Act of 1933, as amended (the “Securities Act”), the registrant is also registering an indeterminate number of additional shares of Common Stock that may become issuable as a result of any stock dividend, stock split, recapitalization or other similar transaction, and the shares of Common Stock set forth in this table shall be adjusted to include such shares, as applicable.

Table 2: Fee Offset Claims and Sources

Line Item Type	Registrant or Filer Name	Notes	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source

Rules 457(b) and 0-11(a)(2)
Fee Offset Claims		(1)	S-1	333-263328	03/07/2022		$1,928.67				$	$
Fee Offset Sources	Alopexx, Inc.		S-1	333-263328		03/07/2022							1,699.02
Fee Offset Sources	Alopexx, Inc.		S-1	333-263328		01/08/2025							229.65

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Explanation of the basis for claimed offset:

(1)	Pursuant to Rule 457(b) under the Securities Act of 1933, a portion of the registration fee is offset by the registration fee previously paid with respect to 3,180,000 unsold shares registered under Registration Statement on Form S-1 (Registration No. 333-263328) filed on March 7, 2022.